                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)     June 30, 1994
                                                ----------------------


                             IRT Property Company
- - ----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



       Georgia                       1-7859            58-1366611
- - -----------------------------------------------------------------------
(State or other jurisdiction      (Commission          (IRS Employer
    of incorporation)              File Number)       Identification No.)



200 Galleria Parkway, Suite 1400, Atlanta, GA             30339
- - -----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code  (404) 955-4406



                                     N/A
- - ----------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

         On June 30, 1994, IRT Property Company (the "Company") acquired two neighborhood and community shopping centers, Countryside Shops and Westgate Square, in Broward County, Florida (the "Centers") totaling approximately 278,000 square feet of retail space. The acquisitions were from two Florida general partnerships with common partners, and the Centers were managed by Southeast Shopping Center Corporation, a related party. The total purchase price paid by the Company for the Centers was $25,350,000 cash.

         The acquisition was pursuant to an Agreement of Sale between the two partnerships and the Company dated May 31, 1994 (the "Agreement"). The Agreement was negotiated at arms' length between the Company and representatives of the sellers. The factors considered by the Company in determining the price to be paid for the properties included their historical and expected cash flow, nature of the tenancies and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and taxes of the properties and anticipated changes therein under Company ownership, prospects for financing the centers in certain cases, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and the ability to sustain and potentially increase its distributions to shareholders, and other factors. The Company took into consideration capitalization rates that it believes other shopping centers may recently have sold for, but determined the price it was willing to pay primarily on the factors discussed above relating to the properties themselves and their fit into the Company's post-acquisition operations. No separate independent appraisals were obtained in connection with the acquisition.

         Information regarding the Centers is as follows:

                                  Countryside Shops                          Westgate Square
                                  -----------------                          ---------------
Area                                173,161 sq. ft.                          104,831 sq. ft.

Percent Leased                           97%                                      98%

Year Completed                     1986, 1988 & 1991                          1984 & 1988

Cost to Company(1)                   $16,561,515                              $9,037,391

Principal Tenants                   Publix, Eckerds,                           Winn-Dixie,
                                       J. Byrons                                Walgreens



         (1) Initial purchase price of $16,400,000 and $8,950,000, respectively, plus estimated costs of acquisition of $248,906.

Item 7.    Financial Statements, Pro Forma Financial Information and
           Exhibits

The following financial statements, pro forma financial information and exhibits are a part of this report. The financial statements and pro forma financial information are not yet complete and will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than September 5, 1994.

         (a)     Financial Statements.     Combined statement of revenues and
                 certain continuing expenses of the two shopping centers listed below for the year ended December 31, 1993 (audited) and for the three months ended March 31, 1994 (unaudited).

                          Countryside Shops, Cooper City, Florida
                          Westgate Square, Sunrise, Florida

                 After its investigation of the properties, the Company is not aware of material factors that would cause the financial information expected to be reported not to be necessarily indicative of future operating results, other than occupancy of the centers.

         (b)     Pro Forma Financial Information (unaudited).

                 (i) Pro forma combined balance sheet of the Registrant as of March 31, 1994 and pro forma statements of earnings (assuming acquisition of the aforesaid Centers as of January 1, 1993) of the Registrant for the year ended December 31, 1993 and the three months ended March 31, 1994.

                 (ii) Estimated pro forma earnings from operations and funds from operations of the Centers.

         (c)     Exhibits.

                 (i) Agreement of Sale dated May 31, 1994 between Countryside Shops, Westgate Square and the Company (exclusive of exhibits thereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          IRT PROPERTY COMPANY
                                                (Registrant)

July 14, 1994                              BY:  /s/ Mary M. Thomas
                                                -------------------------------
                                                Mary M. Thomas
                                                Executive Vice President and
                                                Chief Financial Officer

                              AGREEMENT OF SALE

     THIS AGREEMENT OF SALE is made and entered into as of the 31st day of May, 1994, by and among IRT PROPERTY COMPANY, a Georgia corporation, as buyer ("Buyer"), and COUNTRYSIDE SHOPS, a Florida general partnership ("Countryside") and WESTGATE SQUARE, a Florida general partnership ("Westgate"), as sellers (Countryside and Westgate being sometimes hereinafter referred to collectively as "Sellers").

                                   RECITALS

     WHEREAS, Countryside is the owner of the Countryside
Property (as hereinafter defined); and

     WHEREAS, Westgate is the owner of the Westgate Property (as hereinafter defined); and

     WHEREAS, Sellers desire and hereby agree to sell, and Buyer desires and hereby agrees to acquire, all of Sellers' right, title and interest in the Property (as hereinafter defined) and related assets, subject to and upon the terms and conditions as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Definitions of Certain Terms. For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          "Agreement" shall mean this document entitled
"Agreement of Sale", all exhibits and schedules attached hereto or made a part hereof and all amendments to this Agreement which are agreed to in writing and signed by the parties hereto.

          "Anchor Tenants" shall mean the Countryside Anchor
Tenants and Westgate Anchor Tenants.

          "Assignments" shall have the meaning set forth in Paragraph 4(e) hereof.

          "Bills of Sale" shall have the meaning set forth in Paragraph 4(d) hereof.

          "Broker" shall have the meaning set forth in Paragraph 16 hereof.

          "Business Day" shall mean any day that banks in Broward
County, Florida are open for business, excluding Saturdays and Sundays.
          "CAM Charges" shall have the meaning set forth in Paragraph 6(a)(5) hereof.

          "Closing" shall have the meaning set forth in Paragraph 10 hereof.

          "Closing Date" shall mean June 30, 1994, or such earlier date as requested by Buyer and approved by Seller.

          "Commitments" shall have the meaning set forth in Paragraph 4(b) hereof.

          "Contracts" shall mean the Countryside Contracts and the Westgate Contracts.

          "Countryside Anchor Tenants" shall mean those businesses leasing space in the Countryside Property and operating under the tradenames Publix Supermarket, Eckerd's
Drugs, J. Byrons Department Store, McDonald's and Barnett Bank.

          "Countryside Contracts" shall mean all contracts and agreements entered into by Countryside with respect to the management, operation, supply, maintenance, repair or construction affecting the Countryside Property, including the warranties or causes of action relating to such warranties which inure to the benefit of Countryside, to the extent assignable by Countryside, which are described on Exhibit "B-1", attached hereto and made a part hereof.

          "Countryside Estoppel" shall have the meaning set forth in Paragraph 28(a) hereof.

          "Countryside Leases" shall mean those certain leases executed by Countryside, as landlord, covering certain rentable space within the Countryside Property, which leases are more fully described on the rent roll attached hereto and made a part hereof as Exhibit "C-1".

          "Countryside Licenses" shall mean the licenses, permits, approvals and agreements affecting the Countryside
Property including, without limitation, those which are set forth on Exhibit "D-1" to this Agreement which is attached hereto and made a part hereof.

          "Countryside Permitted Exceptions" shall mean the exceptions to title set forth on Exhibits "E-1" to this Agreement.

          "Countryside Personal Property" shall mean the tangible personal property, including without limitation, fixed and movable fixtures, together with all component and replacement parts, owned by Countryside and situated on the Countryside Property and used by Countryside in connection with the management, operation, maintenance and repair of the Countryside Property.

          "Countryside Property" shall mean that certain 25 plus or minus acre parcel of real property known as Countryside Shops, located at the northeast corner of Stirling Road and Flamingo, in Cooper City, Broward County, Florida, which is more fully described on Exhibit "A-1" attached hereto and made a part hereof, upon which is constructed a retail shopping center and other related improvements, and which contains such other rights as are described in Paragraph 2(a) hereof.

          "Deeds" shall have the meaning set forth in Paragraph 4(c) hereof.

          "Deposit" shall mean the cash deposit delivered by Buyer to Escrow Agent pursuant to Paragraph 3(a) hereof.

          "Escrow Agent" shall mean Chicago Title Insurance
Company, having an address at 5775-C Peachtree-Dunwoody Road, Suite 200, Atlanta, Georgia 30342.

          "Estoppel Standard" shall have the meaning set forth in Paragraph 28(a) hereof.

          "Execution Date" shall mean the date on which this Agreement has been fully executed by both parties hereto.

          "Free Rent" shall mean the discount against the payment of minimum rent and CAM Charges granted by Sellers in the Leases.

          "Leases" shall mean the Countryside Leases and the Westgate Leases.

          "Licenses" shall mean the Countryside Licenses and the Westgate Licenses.

          "Permitted Exceptions" shall mean the Countryside Permitted Exceptions, Westgate Permitted Exceptions, and such other title matters existing on the Closing Date which are accepted or deemed accepted by Buyer pursuant to Paragraph 4 hereof.

          "Personal Property" shall mean the Countryside Personal
Property and the Westgate Personal Property.

          "Property" shall mean the Countryside Property, Westgate Property, the Personal Property, Contracts, Licenses and all other rights, titles, interests and obligations to be conveyed, sold or otherwise transferred to Buyer by Sellers pursuant to this Agreement.

          "Purchase Price" shall have the meaning set forth in Paragraph 3 hereof.

          "Tax Schedules" shall mean the information concerning real estate taxes (identifying the assessed valuation of the Countryside Property and the Westgate Property), and personal property taxes (identifying the assessed valuation of the Countryside Personal Property and the Westgate Personal Property), all as set forth on Exhibits "G-1" and "G-2" attached hereto and made a part hereof.

          "Tenant Estoppel" shall have the meaning set forth in Paragraph 28(a) hereof.

          "Tenants" shall mean the tenants under the Countryside
Leases
and the Westgate Leases, as identified in Exhibits "C-1" and "C-
2".

          "Title Defect" shall have the meaning set forth in Paragraph 4(b) hereof.

          "Title Insurer" shall have the meaning set forth in Paragraph 4(a) hereof.

          "Title Policies" shall have the meaning set forth in Paragraph 4(b) hereof.

          "Warranty Escrow Holdback" shall have the meaning set forth in Paragraph 8(f) hereof.

          "Westgate Anchor Tenants" shall mean those businesses leasing space in the Westgate Property and operating under the tradenames Winn Dixie Supermarket and Walgreens Drug Store.

          "Westgate Contracts" shall mean all contracts and agreements entered into by Westgate with respect to the management, operation, supply, maintenance, repair or construction affecting the Westgate Property, including the warranties or causes of action relating to such warranties which inure to the benefit of Westgate, to the extent assignable by Westgate, which are described on Exhibit "B-2", attached hereto and made a part hereof.

          "Westgate Estoppel" shall have the meaning set forth in Paragraph 28(a) hereof.

          "Westgate Leases" shall mean those certain leases executed by Westgate, as landlord, covering certain rentable space within the Westgate Property, which leases are more fully described on the rent roll attached hereto and made a part hereof as Exhibit "C-2".

          "Westgate Licenses" shall mean the licenses, permits, approvals and agreements affecting the Westgate Property including, without limitation, those which are set forth on Exhibit "D-2" to this Agreement which is attached hereto and made a part hereof.

          "Westgate Permitted Exceptions" shall mean the exceptions to title set forth on Exhibits "E-2" to this Agreement.

          "Westgate Personal Property" shall mean the tangible personal property, including without limitation, fixed and movable fixtures, together with all component and replacement parts, owned by Westgate and situated on the Westgate Property and used by Westgate in connection with the management, operation, maintenance and repair of the Westgate Property.

          "Westgate Property" shall mean that certain 16 plus or minus acre parcel of real property known as Westgate Square, located at the southeast corner of Weston Road and I-75/State Road 84, in the City of Sunrise, Broward County, Florida, which is more fully described on Exhibit "A-2" attached hereto and made a part hereof, upon which is constructed a retail shopping center and other related improvements, and which contains such other rights as are described in Paragraph 2(b) hereof.

     2. Acquisition of the Property. On the Closing Date, and subject to the terms and conditions set forth in this Agreement:

          (a) Countryside shall sell, assign, transfer and convey to Buyer and Buyer shall purchase from Countryside the following:

               (1) all right, title and interest of Countryside in and to the Countryside Property, and all other improvements located thereon and associated therewith which are owned by Countryside (under and subject to the Countryside Permitted Exceptions);

               (2) all easements, covenants and other rights appurtenant to, and all the estate and rights of Countryside in and to, the Countryside Property and the improvements thereon;

               (3) all right, title and interest of Countryside in and to the Countryside Personal Property;

               (4) all right, title and interest of Countryside in and to the Countryside Leases, and any other leases executed by Countryside between May 12, 1994, and the Closing Date;

               (5) all impact fees credits and/or water and water connection fee credits, if any, relating to the Countryside
Property;

               (6) to the extent assignable to Buyer and/or not canceled by Countryside, all right, title and interest of Countryside in and to the Contracts, and, to the extent assignable to Buyer, all right, title and interest of Countryside in and to the Licenses relating to the Countryside Property; and

               (7) all rights of Seller in and to escrowed funds and deposits under the Countryside Leases, except for Countryside's rights under the Lady of America lease improvement escrow.

          (b) Westgate shall sell, assign, transfer and convey to Buyer and Buyer shall purchase from Westgate the following:

               (1) all right, title and interest of Westgate in and to the Westgate Property, and all other improvements located thereon and associated therewith which are owned by Westgate
(under and subject to the Westgate Permitted Exceptions);

               (2) all easements, covenants and other rights appurtenant to, and all the estate and rights of Westgate in and to, the Westgate Property and the improvements thereon;

               (3) all right, title and interest of Westgate in and to the Westgate Personal Property;

               (4) all right, title and interest of Westgate in and to the Westgate Leases, and any other leases executed by Westgate between May 12, 1994, and the Closing Date; and

               (5) all impact fees credits and/or water and water connection fee credits, if any, relating to the Westgate
Property;

               (6) to the extent assignable to Buyer and/or not canceled by Westgate, all right, title and interest of Westgate in and to the Contracts, and, to the extent assignable to Buyer, all right, title and interest of Westgate in and to the Licenses relating to the Westgate Property; and

               (7) all rights of Seller in and to escrowed funds and deposits under the Westgate Leases.

     3.   Purchase Price and Time of Payment.

          (a) The purchase price (the "Purchase Price") to be paid by Buyer to Sellers for the Property shall be Twenty-Five Million Three Hundred Fifty Thousand Dollars ($25,350,000.00), as adjusted pursuant to Paragraph 6 of this Agreement, which shall be paid to Sellers in the following manner:

               (1) Not later than 5 P.M. on such date which is two (2) Business Days after the Execution Date, Buyer shall deposit with Escrow Agent the sum of Two Hundred Fifty Thousand Dollars ($250,000) U.S., in cash, by U.S. bank treasurer's or cashier's check, or by federal wire transfer of funds (the "Deposit"). Promptly after the Execution Date, Buyer and Sellers shall execute an escrow agreement with Escrow Agent in the form attached hereto as Exhibit "N-1".

               (2) Escrow Agent shall be authorized to deposit the Deposit in an interest-bearing escrow account in a bank or other financial institution. For purposes thereof, Buyer's federal employer identification number is 58-1366611. All or any interest earned on the Deposit shall accrue to the benefit of and be payable to Buyer unless Closing does not occur hereunder, in which event interest earned on the Deposit shall accrue to the benefit of and be payable to the party entitled to receive the Deposit pursuant to the terms and conditions of this Agreement.

               (3)  The balance of the Purchase Price, as
adjusted pursuant to Paragraph 6 of this Agreement, shall be paid to Sellers at Closing by immediately available federal U.S.
funds, wire transferred to an account designated by Sellers.

          (b)  The parties acknowledge and agree that:
(1) Sixteen Million Four Hundred Thousand Dollars ($16,400,000) of Purchase Price is allocated to the Countryside Property, and
(2) Eight Million Nine Hundred Fifty Thousand Dollars
($8,950,000) of the Purchase Price is
allocated to the Westgate Property.

     4.   Title and Conveyance of the Property.

          (a) Buyer's obligation to close this transaction shall be conditioned upon, at Closing, title to the Countryside Property and the Westgate Property being good and marketable and insurable at regular rates by Chicago Title Insurance Company, or such other title insurance company selected by Buyer (and approved by Sellers) which is licensed to do business in the State of Florida (the "Title Insurer"), free and clear of all liens, encumbrances, and restrictions other than the Permitted Exceptions.

          (b) (1) Buyer currently has in its possession title insurance commitments issued by Title Insurer ("Commitments") agreeing to issue to Buyer, upon recording of the Deeds, owner's policies of title insurance ("Title Policies") in the prorated amounts of the Purchase Price (as described in Paragraph 3(b) above), subject only to the Permitted Exceptions, such other title exceptions as Buyer has agreed to accept, or is deemed to have accepted pursuant to this Paragraph, and any other exceptions which shall be discharged by Sellers at or before Closing. If title to the Countryside Property and the Westgate Property contains title exceptions other than the Permitted Exceptions to which Buyer objects (a "Title Defect"), Buyer shall notify Sellers of such fact contemporaneously with the execution of this Agreement, which notice shall specify the Title Defect and shall be accompanied with sufficient information to enable Sellers to respond. Upon Sellers' receipt of such notice, Sellers shall have the right, but not the obligation, to cure such Title Defect not later than the Closing Date, and Sellers shall notify Buyer within three (3) Business Days after receipt of such notice whether Sellers intend to cure such Title Defect. If Sellers notify Buyer that Sellers do not intend to cure the Title Defect or if the Title Defect is not cured, Buyer shall have the option, as its sole and exclusive remedy, of either accepting title to the Property without abatement of the Purchase Price or of terminating this Agreement by giving notice to Sellers of such election as of the Closing Date, and in the latter event, Buyer shall receive a refund of the Deposit and the rights and liabilities of the parties hereto shall cease and terminate.

              (2) Notwithstanding the foregoing, Sellers agree that they shall: (A) cure any monetary encumbrance (i.e., mortgage, judgment and taxes) which encumbers the Property as of the Execution Date which can be cured by the payment of money,
(B) cure any Title Defect arising after the Execution Date which has been placed as an encumbrance on the Property with Sellers' consent, and (C) cure any Title Defect arising after the Execution Date which has been placed as an encumbrance on the Property without Sellers' consent or which has otherwise involuntarily become an encumbrance on the Property, which can be cured by the payment of money up to an aggregate sum not to exceed Two Hundred Fifty Thousand Dollars ($250,000). To the extent that Sellers need to cure such a Title Defect, such sums expended are to be set off against the Warranty Escrow Holdback.

             (3) Notwithstanding the existence of any Title Defect, Buyer shall be deemed to have accepted the condition of title and any such Title Defect unless it has given Sellers timely notice as herein provided, after which time any such Title Defect shall be a Permitted Exception. In any event, the condition of title to the Property, including without limitation any title exception which would otherwise be a Title Defect shall be a Permitted Exception if Closing occurs. Buyer understands and agrees that the termination of this Agreement and the return of the Deposit to Buyer shall be Buyer's sole and exclusive remedy hereunder with respect to the title to the Countryside Property and the Westgate Property.

          (c) At Closing, Sellers will convey fee simple title to the Countryside Property and the Westgate Property, respectively, by special warranty deeds ("Deeds"), subject to the Permitted Exceptions, in the forms attached hereto and made a part hereof as Exhibits "H-1" and "H-2".

          (d) At Closing, Sellers will transfer title to the Personal Property to Buyer by executing bills of sale ("Bills of Sale") in the forms attached hereto and made a part hereof as Exhibits "F-1" and "F-2".

          (e) At Closing, Sellers will also assign and Buyer shall assume all of Sellers' right, title, and interest, if any, including all the obligations of Sellers, in, to and under:
(1) the Leases and any security deposits, (2) the Licenses and the Contracts, (3) the trade name for the shopping centers, and
(4) any warranties and guaranties affecting the Property, to the extent desired by Buyer and at no expense to Sellers, by execution of and delivery of the assignments by Buyer and Sellers in the forms attached hereto as Exhibits "I-1" and "I-2" (the "Assignments").

          (f) At Closing, Sellers will deliver to Buyer an updated schedule of Leases and rent roll which are in existence as of the Closing Date, which schedule and rent roll will be certified on behalf of Sellers as being true and correct as of the Closing Date.

          (g) Buyer and Sellers acknowledge and agree that the Countryside Property and the Westgate Property are being sold together, that there is no intention for Buyer to be permitted to purchase one but not both properties, and that Sellers' only obligation hereunder is to sell both properties to Buyer.

     5.   Closing Documents.

          (a) At the time and place of Closing, Sellers shall deliver to Buyer the following:

               (1) the Deeds executed by Sellers covering the Countryside Property and the Westgate Property, respectively;

               (2)  the Assignments executed by Sellers;

               (3) as many signed originals (or true and correct copies of same) of the Leases, Contracts, Licenses, and other items covered by the Assignments, as are in Sellers' possession, unless previously delivered by Sellers to Buyer. (In connection with the foregoing, Buyer's representatives shall meet with Sellers' representatives in Miami, Florida at least three (3) days prior to Closing to review, confirm and accept the Leases, Contracts, Licenses, and other items covered by the Assignments to be delivered to Buyers at Closing);

               (4)  all equipment operating manuals and all
equipment warranties and equipment guarantees, if any, in Sellers' possession;

               (5) all master and duplicate keys to all locks for the Building which are in Sellers' possession;

               (6) as many originals (or true and correct copies of same) of all rental records, permits and approvals relating to the Property, which are in Sellers' possession;

               (7)  partnership resolutions of Sellers
authorizing and consenting to this transaction, and such other necessary partnership/corporate documentation as Buyer and/or
Title Insurer may reasonably require;

               (8)  estoppel certificates as described in
Paragraph 28 below;

               (9) affidavits of no liens executed by Sellers in the forms attached hereto and made a part hereof as Exhibits "J-1" and "J-2";

              (10)  the Bills of Sale executed by Sellers
covering the Personal Property;

              (11) evidence of the termination of the management agreements for the Property;

              (12) executed notices to Tenants disclosing the sale of the Countryside Property and Westgate Property, respectively, to Buyer and directing that rent be paid to Buyer from and after the Closing Date;

              (13)  a renewal of the representations and
warranties of Seller to the extent required under Paragraph 8(c) hereof;

              (14)  construction plans and drawings for the
Countryside Property and the Westgate Property, and the undeveloped portions of the Westgate Property, to the extent available and transferrable to Buyer; and

              (15) Florida Form DR-219 documentary transfer affidavit.

              (16) originals of all available certificates of occupancy which are in Sellers' possession.

          (b) At the time and place of Closing, Buyer shall deliver to Sellers the following:

               (1)  the Assignments executed by Buyer; and

               (2) a corporate resolution of Buyer authorizing and consenting to the transactions described herein, and a certificate of good standing, or the equivalent thereof, from the States of Georgia and Florida, and such other necessary corporate documentation as Sellers and/or Title Insurer may reasonably require.

     6. Prorations and Closing Costs. All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in some other provision of this Agreement shall be adjusted as follows:

          (a) All items to be prorated pursuant to this Paragraph shall be prorated as of the Closing Date, with Buyer to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date.

               (1) (A) Real estate tax and all other ad valorem tax expenses, if any, with respect to the Countryside Property and Westgate Property for the applicable fiscal or calendar year in which the Closing occurs shall be prorated on a per diem basis using the actual number of days in such year as a basis. If the amount of such taxes is not known on the Closing Date, proration of such taxes will be made based upon the greater of: (i) the most recent estimates of taxes (which are being charged to Tenants of the Property as part of CAM Charges), or (ii) the taxes assessed for the year 1993 at the maximum discount rate.

                    (B)  The parties acknowledge and agree that
if the estimated taxes differ from the taxes as finally determined for the period of time in which Closing occurred, then, for up to one (1) year from the Closing Date, the parties will adjust the Closing prorations at the time of final determination of the actual taxes to reflect the actual charges. If Sellers are required to reimburse Buyer for any excess tax expense proration allocated to Sellers at Closing (collectively, "Sellers' Tax Reimbursement"), then Sellers agree to do so within ten (10) Business Days after Buyer and Sellers have agreed upon the appropriate amount of Sellers' Tax Reimbursement; in connection with the foregoing, promptly after Buyer receives Sellers' Tax Reimbursement Buyer agrees to bill Tenants (for a six (6) consecutive month period) for their proportionate share of Sellers' Tax Reimbursement, and all sums collected by Buyer relating to Sellers' Tax Reimbursement (subject to the provisions of Paragraph 6(e)(2)(A)) will be paid to Seller within ten (10) Business Days after the end of such six (6) month period, together with an accounting of such collections.

                    (C)  Notwithstanding the foregoing, Sellers'
proportionate share of such taxes shall be reduced by the pro rata portion of such taxes due from any of the Anchor Tenants which pay annually in arrears under their respective leases; provided, however, that if Buyer does not receive the taxes owed by any of the Anchor Tenants for the year of Closing within the later of (i) ninety (90) days following the end of calendar year 1994, or (ii) thirty (30) days after request by Buyer, Sellers shall, upon written notice from Buyer, refund to Buyer the portion of such prorated taxes attributable to such Anchor Tenant(s). If Buyer receives such a refund from Sellers and subsequently receives payment for the same taxes from any of the applicable Anchor Tenants, then Buyer shall return to Sellers the refund that Sellers previously made to Buyer.

                    (D) The provisions of this Paragraph 6(a)(1) shall survive Closing hereunder for a period of one (1) year from the Closing Date.

               (2)  There shall be no proration of Sellers'
insurance premiums or assignment of Sellers' insurance policies and Sellers shall be entitled to cancel all of its existing policies as of the Closing Date. Buyer shall be obligated (at its own election) to obtain any replacement policies.

               (3) The amounts of all electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Sellers before Closing, if possible, or shall be paid thereafter by Sellers or adjusted between Buyer and Sellers immediately after the same have been determined. Buyer and Sellers shall enter into an agreement to such effect at Closing. Sellers shall attempt to have all utility meters read as of the Closing Date. Sellers shall further attempt to obtain from the provider of same, all other service statements and bills of account adjusted as of the Closing Date. Sellers shall be entitled to refunds of all deposits, if any, paid by Sellers prior to Closing and held by entities providing such service.

               (4)  All Contracts and other obligations in
connection with the Property shall be prorated as of the Closing
Date.

               (5) All common area maintenance expenses and costs, taxes and insurance, shall be prorated as of the Closing
Date ("CAM Charges").

          (b) Special assessments which are due and payable and/or have been filed as a lien against the Property, on or before the Closing Date shall be paid by Sellers. Special assessments which are not due and payable, and/or are or may be pending but which have not become a lien on the Property, as of the Closing Date shall be assumed by Buyer.

          (c) Buyer agrees to pay the expense of the title search and premium for any title insurance costs on the owner's title insurance policy (including special endorsements), the cost of recording fees for the Deeds, the cost of any environmental studies conducted on the Countryside Property and/or Westgate Property beyond a so-called Phase I environmental study, the expense of recording all mortgage related documents for any purchase money or other financing, if any, the expense of the title search and premium for any title insurance costs on any lender's title policy (including special endorsements required by Buyer or lender's counsel), if any, all other mortgage related costs (including without limitation State documentary stamps or other charges on any mortgages and intangible tax on any notes), if any, the legal fees of its own counsel.

          (d) Sellers agree to pay the cost of documentary stamps on the Deeds, the cost of the survey for the Countryside Property and Westgate Property, the cost of a so-called Phase I environmental study conducted on the Countryside Property and the Westgate Property not to exceed the sum of One Thousand Seven Hundred Dollars ($1,700) for each of the Countryside Property and the Westgate Property, the cost of engineering reports prepared by Law Engineering, Inc. (Atlanta, Georgia) not to exceed the sum of Two Thousand Six Hundred Sixty-Seven Dollars ($2,667) for each of the Countryside Property and the Westgate Property, recording fees for the satisfaction of the mortgages and all corrective instruments which Sellers have agreed to provide pursuant to this Agreement and to pay the expense of its counsel including the cost associated with preparing the Deeds, Bills of Sale, Assignments, the satisfaction of the mortgages and all corrective instruments which Sellers have agreed to provide pursuant to this Agreement.

          (e) (1) (A) Any rentals and CAM Charges collected in advance by Sellers for a rental period or portion thereof from or after the Closing Date shall be credited to Buyer at Closing on a per diem basis. In addition, any security deposits held by Sellers for any Lease shall either be credited to or transferred to Buyer at Closing.

                    (B)  To the extent any of the Leases contain
periods of Free Rent in the current term which continue beyond the Closing Date, then Buyer shall receive as a credit against the Purchase Price an amount equal to the amount of Free Rent given to any Tenant which continues beyond the Closing Date.

                    (C)  To the extent any of the Leases provide
for initial tenant construction/fit-out allowances (as opposed to extension/renewal refurbishment allowances) which have not been funded by Sellers on or before the Closing Date, then Buyer shall receive as a credit against the Purchase Price an amount equal to the amount of any currently outstanding and unfunded tenant construction/fit-out allowances.

               (2) (A) Any rentals and CAM Charges collected by Buyer within six (6) months after Closing (or in the case of 1994 CAM Charges within six (6) months after billing), for a period or portion thereof prior to the Closing Date, shall first be set off against rentals and CAM Charges accruing after the Closing Date and any excess shall then be paid by Buyer to Sellers, to the extent owed to Sellers, within ten (10) Business Days after the end of such six (6) month period, together with an accounting of such collections.

                    (B) In addition to Buyer's obligations under Paragraph 6(e)(2)(A) above, Buyer shall also collect on behalf of Westgate and pay to Westgate promptly after receipt the following amounts from the following tenants:

                         (i)  all amounts due from Great Western
Bank (the tenant in Space 27-28 of the Westgate Property) in excess of the amounts payable by State Farm, as subtenant ($14 per square foot plus the proportionate share of any increase in taxes and operating costs), through the existing term of the Great Western lease (which expires on November 30, 1994); and

                        (ii)  all amounts due from Animal Care
(the tenant in Space 36 of the Westgate Property), through the existing term of the Animal Care lease (which expires on January 31, 1995).

                    (C)  All amounts paid to Sellers under this
Paragraph 6(e)(2) shall be net of any sales tax which Buyer shall pay, on behalf of Sellers, directly to the State of Florida.
Upon request, Buyer shall forward evidence of the payment of such sales taxes to Sellers.

               (3) (A) Sellers will bill all 1993 common area maintenance and real estate tax adjustments prior to Closing hereunder, shall respond to inquiries from Tenants regarding such adjustments prior to and after Closing, and shall be entitled to retain all monies due and owing in connection therewith to the extent (any and/or all) such sums are collected by Sellers prior to Closing. Buyer hereby waives any rights to such sums collected by or on behalf of Sellers pursuant to the terms of this Paragraph.

                    (B)  Sellers shall have the right to pursue
the 1993 common area maintenance and real estate tax adjustments from Anchor Tenants which remain outstanding for a period of ninety (90) days after the Closing Date. If any of such 1993 common area maintenance and real estate tax adjustments remain outstanding after such ninety (90) day period, then Buyer, for a period of three (3) months thereafter, shall bill such outstanding amounts to the applicable Anchor Tenants. Any such 1993 common area maintenance and real estate tax adjustments collected by Buyer within such three (3) month period shall then be paid by Buyer to Sellers within ten (10) Business Days after the end of such three (3) month period, together with an accounting of such collections.

                    (C)  With regard to all other Tenants (other
than the Anchor Tenants), for a period of six (6) months after the Closing Date, Buyer shall bill such outstanding amounts to the applicable Tenants. Subject to the provisions of Paragraph 6(e)(2)(A), any such 1993 common area maintenance and real estate tax adjustments collected by Buyer within such six (6) month period shall then be paid by Buyer to Sellers within ten (10) Business Days after the end of such six (6) month period, together with an accounting of such collections.

               (4) (A) Buyer will bill on behalf of Sellers, for a period of six (6) months after a determination of the amount thereof is made, any additional 1994 common area maintenance and real estate tax charges to the extent it is determined that Sellers have underestimated the tenants' proportionate share of CAM Charges for the Countryside Property and/or Westgate Property, respectively for the period of

January 1, 1994, through the Closing Date. Subject to the provisions of Paragraph 6(e)(2)(A), any such 1994 common area maintenance and real estate tax adjustments collected by Buyer within such six (6) month period shall then be paid by Buyer to Sellers within ten (10) Business Days after the end of such six (6) month period, together with an accounting of such collections.

                    (B)  If Sellers have overestimated (and
collected) the tenants' proportionate share of CAM Charges for the Countryside Property and/or Westgate Property, respectively for the period of January 1, 1994, through the Closing Date, then Sellers shall, within ten (10) Business Days after Buyer and Sellers have agreed upon the appropriate amount of Sellers' CAM reimbursement, reimburse such sums to Buyer provided that Buyer delivers to Sellers contemporaneously therewith an agreement to indemnify, defend, and hold Buyer harmless from and against any loss, damage, or claim made by any of such tenants as to any overpayment of such 1994 CAM Charges paid to Buyer by Sellers.

               (5)  (A)  Except as provided in
Paragraph 6(e)(5)(B) below, Sellers shall pay the cost of any leasing commissions due and payable in connection with any of the Leases so that neither the Property nor any Lease shall be subject to any leasing commissions as of the Closing Date.

                    (B)  Buyer shall pay the cost of any leasing
commissions due and payable in connection with (i) any renewal, option, extension or expansion under any Lease which a Tenant exercises after May 12, 1994, and (ii) any leases other than the Leases.

               (6) Except with regard to the collection of such sums described in Paragraph 6(e)(3) above, Sellers hereby waive the right to pursue their respective remedies against Tenants after Closing for delinquencies in making payments.

               (7) Buyer shall, on behalf of Sellers, bill to Tenants, and any other applicable party, the sums described in Paragraphs 6(a)(1)(C), 6(e)(2), 6(e)(3) and 6(e)(4), which billings shall evidence Buyer's attempt to collect the same.

               (8) The provisions of this Paragraph 6(e) shall survive Closing hereunder.

     7.   Possession of Property.

          (a) Sellers shall deliver possession of the Property to Buyer on the Closing Date subject to the Permitted Exceptions.

          (b)  Buyer shall assume, by execution of the
Assignments, all of Sellers' right, title, interest and obligations in, to and under the Leases, Licenses and Contracts, then in effect which are assignable (and to the extent the same are assignable by Sellers). Except as otherwise provided herein, the parties hereto acknowledge that Sellers shall be responsible for all obligations payable under the Leases, Licenses and

Contracts prior to the Closing Date, and Buyer shall be responsible for all obligations thereunder from and after the Closing Date.

     8.   Representations.

          (a) Countryside hereby represents and warrants to Buyer as follows, all of which shall be true and correct at and as of May 12, 1994:

               (1) Countryside is a general partnership duly formed and validly existing under the laws of the State of Florida, and is in good standing in the State of Florida, with full and complete authority to enter into this Agreement and to consummate the transactions contemplated herein. Countryside has obtained all consents with respect to the execution by Countryside of this Agreement and the performance by Countryside of its obligations under this Agreement.

               (2) Countryside has not received written notice from any governmental authority of proceedings relating to the use, occupancy, maintenance or operation of the Countryside
Property.

               (3) Countryside has not notified any Tenant under the Countryside Leases that such Tenant is in default thereunder for failure to pay monetary obligations; Countryside has not received written notice that Countryside is in material default under any of the Countryside Leases; Countryside has no actual knowledge that Countryside is in material default under any of the Countryside Leases; and Countryside has no actual knowledge that any Countryside Anchor Tenant is in default under the terms of its applicable lease or that there exists any event which except for the passage of time or otherwise would constitute a default under any Countryside Anchor Tenant lease.

               (4) Countryside has not notified any contractor under the Countryside Contracts that it is in default thereunder, and Countryside has not received written notice that Countryside is in default under any of the Countryside Contracts.

               (5) Countryside has not received written notice of the existence of any charges, assessments or liens for public improvements concerning the Countryside Property which remain unpaid.

               (6) To the extent any improvements which might form the basis of mechanics' or materialmen's liens have been made or will be made to the Countryside Property prior to Closing, Countryside agrees to keep the Countryside Property free from liens which might result from such improvements.

               (7) Other than as set forth in the Litigation Schedule attached hereto as Exhibit "K-1", Countryside has not received written notice of any pending adverse claim, or judicial, municipal or administrative proceedings affecting the Countryside Property or any portion thereof, including without limitation, proceedings for or involving collections, condemnations, eminent domain, alleged building code or zoning violations, or personal injuries or property damage alleged to have occurred on the Countryside Property or by reason of the condition or use of the Countryside Property.

               (8) Countryside has received no written notice from any insurance carrier of the existence of defects or inadequacies in the Countryside Property.

               (9) Countryside is not a "foreign person" and will deliver to Buyer at Closing, an affidavit certifying that it is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, in the form attached hereto as Exhibit "L-1".

              (10) There are no leases or any other tenancies for any space in the Countryside Property other than those set forth on Exhibit "C-1" attached hereto, and the rent roll attached hereto as part of Exhibit "C-1" is true and correct in all material respects.

              (11)  There are no contracts relating to the
Countryside Property other than those set forth on Exhibit "B-1" attached hereto.

              (12) Countryside has received no notice in writing of violation of any zoning, building, environmental or any other land use ordinances and regulations affecting the Countryside
Property or the business being conducted thereon.

              (13)  Countryside does not employ workers in
connection with the operation of the Countryside Property.

              (14) Countryside shall be solely responsible for any leasing commissions payable under the Countryside Leases.

              (15) Countryside shall be responsible for the payment of all sales tax due for rental received by Countryside for the Countryside Property through the Closing Date, and will file all appropriate forms in connection therewith, in accordance with Section 12A-1.055, Florida Administrative Code, and
Section 212, Florida Statutes.

              (16) Countryside will maintain its current levels of insurance coverages for hazard insurance and general liability insurance through the Closing Date.

              (17) Countryside has not used the Countryside Property to generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Material, and to its actual knowledge has not received a summons, citation, directive, letter or other communication, written or oral, from any agency or Department of the State of Florida or the U.S. Government concerning any intentional or unintentional action or omission on Countryside's part which resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Material on the Countryside Property. "Hazardous Material" shall mean any flammable or explosive materials, petroleum or petroleum products, natural gas or synthetic gas usable for fuel, radioactive materials, hazardous wastes or substances or toxic wastes or substances, including without limitation, any substances now or hereafter defined as or included in the definition of "hazardous substances", hazardous wastes", hazardous materials", "toxic materials" or "toxic substances" under any applicable governmental law, regulation and/or requirement.

          (b) Westgate hereby represents and warrants to Buyer as follows, all of which shall be true and correct at and as of May 12, 1994:

               (1) Westgate is a general partnership duly formed and validly existing under the laws of the State of Florida, and is in good standing in the State of Florida, with full and complete authority to enter into this Agreement and to consummate the transactions contemplated herein. Westgate has obtained all consents with respect to the execution by Westgate of this Agreement and the performance by Westgate of its obligations under this Agreement.

               (2) Westgate has not received written notice from any governmental authority of proceedings relating to the use, occupancy, maintenance or operation of the Westgate Property.

               (3) Westgate has not notified any Tenant under the Westgate Leases that such Tenant is in default thereunder for failure to pay monetary obligations; Westgate has not received written notice that Westgate is in material default under any of the Westgate Leases; Westgate has no actual knowledge that Westgate is in material default under any of the Westgate Leases; and Westgate has no actual knowledge that any Westgate Anchor Tenant is in default under the terms of its applicable lease or that there exists any event which except for the passage of time or otherwise would constitute a default under any Westgate Anchor Tenant lease.

               (4) Westgate has not notified any contractor under the Westgate Contracts that it is in default thereunder, and Westgate has not received written notice that Westgate is in default under any of the Westgate Contracts.

               (5) Westgate has not received written notice of the existence of any charges, assessments or liens for public improvements concerning the Westgate Property which remain unpaid.

               (6) To the extent any improvements which might form the basis of mechanics' or materialmen's liens have been made or will be made to the Westgate Property prior to Closing, Westgate agrees to keep the Westgate Property free from liens which might result from such improvements.

               (7) Other than as set forth in the Litigation Schedule attached hereto as Exhibit "K-2", Westgate has not received written notice of any pending adverse claim, or judicial, municipal or administrative proceedings affecting the Westgate Property or any portion thereof, including without limitation, proceedings for or involving collections, condemnations, eminent domain, alleged building code or zoning violations, or personal injuries or property damage alleged to have occurred on the Westgate Property or by reason of the condition or use of the Westgate Property.

               (8) Westgate has received no written notice from any insurance carrier of the existence of defects or inadequacies in the Westgate Property.

               (9) Westgate is not a "foreign person" and will deliver to Buyer at Closing, an affidavit certifying that it is not a "foreign person" within the meaning of the Internal Revenue
Code of 1986, as amended, in the form attached hereto as Exhibit "L-2".

              (10) There are no leases or any other tenancies for any space in the Westgate Property other than those set forth on Exhibit "C-2" attached hereto, and the rent roll attached hereto as part of Exhibit "C-2" is true and correct in all material respects.

              (11)  There are no contracts relating to the
Westgate Property other than those set forth on Exhibit "B-2" attached hereto.

              (12) Westgate has received no notice in writing of violation of any zoning, building, environmental or any other land use ordinances and regulations affecting the Westgate
Property or the business being conducted thereon.

              (13)  Westgate does not employ workers in
connection with the operation of the Westgate Property.

              (14) Westgate shall be solely responsible for any leasing commissions payable under the Westgate Leases.

              (15) Westgate shall be responsible for the payment of all sales tax due for rental received by Westgate for the Westgate Property through the Closing Date, and will file all appropriate forms in connection therewith, in accordance with
Section 12A-1.055, Florida Administrative Code, and Section 212,
Florida Statutes.

              (16) Westgate will maintain its current levels of insurance coverages for hazard insurance and general liability insurance through the Closing Date.

              (17) Westgate has not used the Westgate Property to generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Material, and to its actual knowledge has not received a summons, citation, directive, letter or other communication, written or oral, from any agency or Department of the State of Florida or the U.S. Government concerning any intentional or unintentional action or omission on Westgate's part which resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Material on the Westgate Property. "Hazardous Material" shall mean any flammable or explosive materials, petroleum or petroleum products, natural gas or synthetic gas usable for fuel, radioactive materials, hazardous wastes or substances or toxic wastes or substances, including without limitation, any substances now or hereafter defined as or included in the definition of "hazardous substances", hazardous wastes", hazardous materials", "toxic materials" or "toxic substances" under any applicable governmental law, regulation and/or requirement.

          (c) Countryside and Westgate agree to renew the foregoing representations and warranties at the Closing Date to the extent such representations and warranties shall remain true and correct to their respective actual knowledge at and as of the Closing Date. If any of the foregoing representations and warranties become inaccurate between May 12, 1994, and the Closing Date, Countryside and/or Westgate shall notify Buyer of such change and forward to Buyer supporting documentation, if any. Within five (5) days after notice from Countryside and/or Westgate, if such change (other than a change to the warranties and representations set forth in Paragraphs 8(a)(3), 8(a)(10), 8(b)(3) and 8(b)(10)), has a financially adverse affect on the transaction as contemplated by this Agreement, then Buyer shall have the right: (1) to terminate this Agreement and receive a return of the Deposit, or (2) to proceed with Closing without abatement of the Purchase Price; provided, that if such change in the representation or warranty can be remedied by the payment of money not in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate, Buyer shall have the right to proceed to Closing and require that Sellers remedy such change so that it becomes accurate. The failure of Buyer to respond within the foregoing five (5) day period shall be deemed to constitute Buyer's consent to proceed with Closing. If Buyer notifies Sellers of its decision to terminate this Agreement, then Sellers shall have the right, at their sole and exclusive discretion, within the period of time prior to Closing, to remedy or eliminate the adverse matter. If Sellers so elect, Sellers shall notify Buyer within five (5) business days, in which event Buyer shall not have the right to terminate this Agreement during the remedial period; provided, however, that if such adverse matter is not cured to Buyer's reasonable satisfaction by the Closing Date, then Buyer shall have the right to terminate this Agreement. Buyer's termination of this Agreement and the return of the Deposit shall constitute the sole and exclusive remedy of Buyer.

          (d) Buyer hereby represents and warrants to Sellers, at and as of the Execution Date and the Closing Date, that:

               (1)  Buyer is a corporation duly formed and
validly existing under the laws of the State of Georgia, is qualified to do business in the State of Florida, is in good standing in the State of Florida with full and complete authority to enter into this Agreement and to consummate the transactions contemplated herein.

               (2) Buyer has obtained all consents with respect to the execution by Buyer of this Agreement and the performance by Buyer of its obligations hereunder.

               (3) Buyer has operated and intends to continue to operate as a real estate investment trust in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          (e) (1) The parties hereto acknowledge and agree that: (a) Buyer's rights to sue on account of any of the representations and warranties shall survive the consummation of the transactions for a period of six (6) months after Closing,
(b) Buyer must notify Sellers in writing prior to the expiration of such six (6) month period of Sellers' breach of any such representation or warranty, and (c) any action for a breach thereunder must be commenced within seven (7) months from the Closing (i.e., one (1) month in excess of such six (6) month period).

               (2) After the expiration of: (a) such six (6) month period without Buyer having notified Sellers in writing of Sellers' breach of any such representation or warranty, or
(b) such seven (7) month period (if Buyer has notified Sellers in writing of Sellers' breach of any representation or warranty within the six (6) month period) without Buyer having commenced an action against Sellers for a breach thereunder, the representations and warranties set forth herein shall terminate and become null and void. To the extent that Buyer notifies Sellers and/or commences an action within the foregoing time periods, all remaining representations and warranties for which notice is not given and/or an action commenced shall terminate and become null and void.

          (f) (1) As security for Sellers' warranties and representations set forth in Paragraphs 8(a) and 8(b) and for any obligations of Seller under Paragraph 4(b)(ii), a portion of the Purchase Price in the amount of Two Hundred Fifty Thousand Dollars ($250,000) ("Warranty Escrow Holdback") shall be delivered to Escrow Agent at Closing to be held in an interest-bearing escrow account in a bank or other financial institution. At Closing, Buyer and Sellers shall execute an escrow agreement with Escrow Agent in the form attached hereto as Exhibit "N-2".

               (2) All or any interest earned on the Warranty Escrow Holdback shall accrue to the benefit of Sellers, and be payable to Sellers unless within: (a) the six (6) month period described in Paragraph 8(e)(2)(a) Buyer shall have notified Seller in writing, and (b) the seven (7) month period described in Paragraph 8(e)(2)(b) Buyer shall have commenced an action against Seller, in which event interest earned on the Deposit shall accrue to the benefit of and be payable to the party entitled to receive the Warranty Escrow Holdback pursuant to the terms and conditions of this Agreement.

               (3) Escrow Agent shall immediately refund to Sellers the Warranty Escrow Holdback along with all interest accrued thereon after the expiration of: (a) the six (6) month period described in Paragraph 8(e)(2)(a) without Buyer having notified Seller in writing, or (b) the seven (7) month period described in Paragraph 8(e)(2)(b) without Buyer having commenced an action against Seller.

               (4)  The parties acknowledge and agree that:
(a) One Hundred Sixty-Four Thousand Dollars ($164,000) of the Warranty Escrow Holdback is allocated to the Countryside Property, and (b) Eighty-Six Thousand Dollars ($86,000) of the Warranty Escrow Holdback is allocated to the Westgate Property.

               (5)  For purposes thereof, the employer
identification number of Countryside is 23-2340374, and Westgate is 23-2250222.

     9. Access to the Property. Buyer and/or its agents and representatives shall have the right, during normal business hours and after reasonable advance notice, to enter upon the Countryside Property and Westgate Property at any time prior to the Closing Date, accompanied by an agent of Sellers, for purposes of conducting such inspections, investigations and/or studies as Buyer deems reasonably necessary. Buyer's access to the Countryside Property and Westgate Property shall be subject to the rights of the Tenants and Buyer shall not unreasonably disturb any of the Tenants in conducting its inspections, tests and studies. Buyer shall not engage in any activity in or about the Property which directly or indirectly violates the terms of any governmental or quasi-governmental statute, rule, regulation, order or practice. Buyer shall not make any material physical changes to the Countryside Property or the Westgate Property. If Buyer violates its obligations under this Paragraph 9 or in the event of any physical damage to the Countryside Property, Westgate Property, any Personal Property, or any other aspect of the Property resulting, directly or indirectly, from the exercise by Buyer of its rights under this Paragraph 9, Buyer hereby agrees to restore such Countryside Property, Westgate Property, Personal Property or such other aspect of the Property, to its condition prior to incurring such damage and shall indemnify and hold harmless Sellers from and against all physical damage to the Countryside Property and Westgate Property, personal injury, and/or any other claims or liability which may occur as a direct or indirect result of Buyer's tests and investigations. The provisions of this Paragraph 9 shall survive Closing or other termination of this Agreement.

     10. Closing. The closing of the acquisition of the Property (the "Closing") shall be held either at the offices of:
(a) Buyer at 200 Galleria Parkway, Suite 1400, Atlanta, Georgia, or (b) Blank, Rome, Comisky & McCauley, 1401 Forum Way,
7th Floor, West Palm Beach, Florida, or (c) such other mutually agreed upon location on the Closing Date. Closing shall be held at the location set forth in Paragraph 10(a) unless Buyer provides Seller with five (5) days prior written notice of an alternate location in accordance with the terms hereof. Time shall be of the essence in effecting the Closing as provided herein. The Closing shall begin at 10:00 A.M. on the Closing Date.

     11.  Damage by Fire or Other Casualty; Condemnation.

          (a) Sellers shall promptly notify Buyer of any casualty damage or notice of condemnation which Sellers receive between the Execution Date and the Closing Date. Sellers shall timely notify any insurance companies with respect to any damage and shall promptly submit claims for such damage.

          (b)  (1)  Subject to the provisions of
Paragraph 13(a)(5)(A) below, if (A) any portion of the Countryside Property is damaged by fire or casualty after the Execution Date and is not repaired and restored substantially to its original condition prior to Closing, and (B) at the time of Closing the aggregate of the estimated cost of repairs is Five Hundred Thousand Dollars ($500,000.00) or less, then Buyer shall be required to purchase the Countryside Property in accordance with the terms of this Agreement and, at Closing, Countryside shall assign to Buyer all insurance claims and proceeds with respect thereto and shall pay or credit to Buyer the amount of any deductible or uninsured loss with respect to such casualty pursuant to such adjustment. If at the time of Closing the aggregate of the estimated cost of repairing such damage is more than Five Hundred Thousand Dollars ($500,000.00), then Buyer may, at its sole option: (C) terminate this Agreement by notice to Sellers, in which event the Deposit shall be returned to Buyer and no party shall have any further liability to any other party under this Agreement, or (D) proceed to Closing and, at Closing, Countryside shall assign to Buyer all insurance claims and proceeds with respect thereto and shall pay or credit to Buyer the amount of any deductible or uninsured loss with respect to such casualty pursuant to such adjustment.

               (2)  Subject to the provisions of
Paragraph 13(a)(5)(B) below, if (A) any portion of the Westgate Property is damaged by fire or casualty after the Execution Date and is not repaired and restored substantially to its original condition prior to Closing, and (B) at the time of Closing the aggregate of the estimated cost of repairs is Five Hundred Thousand Dollars ($500,000.00) or less, then Buyer shall be required to purchase the Westgate Property in accordance with the terms of this Agreement and, at Closing, Westgate shall assign to Buyer all insurance claims and proceeds with respect thereto and shall pay or credit to Buyer the amount of any deductible or uninsured loss with respect to such casualty pursuant to such adjustment. If at the time of Closing the aggregate of the estimated cost of repairing such damage is more than Five Hundred Thousand Dollars ($500,000.00), then Buyer may, at its sole option: (C) terminate this Agreement by notice to Sellers, in which event the Deposit shall be returned to Buyer and no party shall have any further liability to any other party under this Agreement, or (D) proceed to Closing and, at Closing, Westgate shall assign to Buyer all insurance claims and proceeds with respect thereto and shall pay or credit to Buyer the amount of any deductible or uninsured loss with respect to such casualty pursuant to such adjustment.

          (c) If, prior to Closing, the Property or any part thereof is taken by eminent domain, this Agreement shall become null and void at Buyer's option, and upon receipt by Sellers of written notice of an election by Buyer to treat this Agreement as null and void, the Deposit shall be returned to Buyer. If Buyer elects to proceed and to consummate the purchase despite said taking (such election being deemed to have been made unless Buyer notifies Sellers to the contrary within five (5) days after notice from either of Sellers to Buyer of any taking), there shall be no reduction in or abatement of the Purchase Price, and Sellers shall assign to Buyer all of Sellers' right, title and interest in and to any award made or to be made in the condemnation proceeding. If Buyer elects to proceed to Closing despite a taking, Sellers shall not finalize any settlement agreement with any taking authority relating to the Countryside Property or the Westgate Property without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed.

     12.  Default.

          (a) If Buyer shall fail to complete Closing in accordance with the terms of this Agreement, then, as Sellers' sole and exclusive remedy therefor, Sellers shall be entitled to retain the Deposit as liquidated and agreed upon damages for the losses and injuries which Sellers shall have sustained and suffered as a result of Buyer's default, and, thereupon, this Agreement shall be terminated. It is agreed that the provisions of this Paragraph 12(a) for liquidated and agreed upon damages are a bona fide provision for such and are not a penalty, the parties understanding that by reason of the withdrawal of the Property from sale to the general public at a time when other parties would be interested in purchasing the Property, that Sellers shall have sustained damages which will be substantial, but will not be capable of determination with mathematical precision. Therefore, this provision for liquidated and agreed upon damages has been incorporated as part of this Agreement as a provision beneficial to both parties.

          (b) If Sellers willfully fail or refuse to deliver the Deeds or other items described in Paragraph 5 hereof in default hereof, upon Buyer's (1) tender of the full Purchase Price and
(2) compliance with the terms and conditions of this Agreement, Buyer shall have the sole option of either (i) terminating this Agreement and receiving the return of the Deposit, in which event Sellers shall be released and relieved of any further liability and this Agreement shall thereupon be null and void; or
(ii) bringing an equitable action against Sellers for specific performance. Notwithstanding the foregoing in this Paragraph 12(b), if Buyer is not in default under the provisions of this Agreement and either Countryside sells the Countryside Property and/or Westgate sells the Westgate Property, to a third party in breach of the provisions of this Agreement, then Buyer shall have the right to bring an action against Sellers to recover damages incurred by Buyer. The remedies set forth herein shall be Buyer's sole remedies pursuant to this Agreement, shall become null and void, except as otherwise expressly provided hereunder, if Closing occurs, and shall not apply to a defect in title, the remedies for which are set forth in Paragraph 4(b) hereof.

     13.  Buyer's Conditions Precedent/Buyer's Rights.

          (a) Notwithstanding anything contained herein to the contrary, Buyer's obligation to close hereunder is contingent upon the satisfaction of the following conditions:

               (1) As of the Closing Date, title to the Property shall be as required by Paragraphs 4(a) and 4(b) of this Agreement.

               (2) All of the representations and warranties of Sellers set forth in Paragraphs 8(a) and 8(b) of this Agreement shall be true and correct as of the Closing Date, as updated.

               (3) No Anchor Tenant has made an assignment for the benefit of creditors, has applied, petitioned, or filed for the appointment of a custodian, trustee, receiver or agent to take possession of any property or chattels of such Anchor Tenant, is not generally paying its debts as such debts become due, is "insolvent" as that term is defined in the United States Bankruptcy Code, or has filed a petition with the United States Bankruptcy Court under the United States Bankruptcy Code or commenced any proceeding under any bankruptcy or reorganization statute or under any arrangement, insolvency, readjustment of debt, dissolution or liquidation statute of any jurisdiction.

               (4)  No Anchor Tenant has ceased operations,
terminated its lease with Sellers, ceased making rental payments or notified Sellers of its intention to do any of the foregoing.

               (5)  (A)  No casualty has occurred at the
Countryside Property for which the estimated cost of repairs exceeds Five Hundred Thousand Dollars ($500,000.00), and no casualty has occurred at the Countryside Property which would permit a Countryside Anchor Tenant to terminate its lease.

                    (B) No casualty has occurred at the Westgate Property for which the estimated cost of repairs exceeds Five Hundred Thousand Dollars ($500,000.00), and no casualty has occurred at the Westgate Property which would permit a Westgate Anchor Tenant to terminate its lease.

               (6) There has not been a taking (as such term is defined in Paragraph 11(c)) of all or a part of the Countryside
Property and/or the Westgate Property.

               (7) Seller is prepared to deliver to Buyer the closing documents (as described in Paragraph 5(a)).

               (8) Shell Oil Company and Chase Federal Savings Bank have consented to the use restrictions affecting their future development of the parcels they own, respectively, adjacent to the Westgate Property, by executing those certain instruments which are attached hereto as part of Exhibit "O".

          (b) If any of the foregoing conditions precedent in Paragraph 13(a) are not satisfied on the Closing Date, Buyer may, at Buyer's sole option:

               (1)  terminate this Agreement, whereupon the
Deposit shall be returned promptly to Buyer and Sellers shall be released of all further rights and obligations hereunder; or

               (2) waive such condition, in whole or in part, which waiver shall automatically occur if Closing occurs.

          (c) If Buyer elects to terminate this Agreement pursuant to the provisions under Paragraph 13(b)(1) above, then within forty-eight (48) hours after such termination, Buyer shall deliver to Sellers any materials or other property of Sellers in Buyer's possession, and the results and copies of any tests, surveys and the like performed at the Property, and upon Sellers' receipt of such materials, the Deposit shall be returned to Buyer, this Agreement shall be null and void, and the parties shall have no further liability hereunder except as otherwise provided herein.

     14. Operations Prior to Closing. Sellers agree to operate the Property between the Execution Date and the Closing Date, in the same general manner as it was being operated on the Execution Date and in the ordinary course of business. Notwithstanding the foregoing, after May 12, 1994, Sellers shall not execute any new leases or contracts, modify, amend, extend, terminate or cancel any Leases or Contracts, or grant concessions to any Tenants without the prior written consent of Buyer, which may be given at Buyer's sole discretion, but to be deemed to have been given if Buyer does not respond to any such notice within five (5) days after it is sent.

     15. Purchase "AS-IS". Except as otherwise provided in this Agreement, Buyer hereby acknowledges and agrees, which agreement shall survive Closing hereunder, that Sellers have afforded Buyer with full and complete opportunity to make its own independent investigation of the Property, the Contracts, Licenses, Leases, utilities and the availability and cost thereof, and of all financial and other matters pertaining thereto, and that Buyer is acquiring the Property based solely upon such independent investigation in "AS-IS" condition on the Closing Date. Buyer acknowledges receipt (or access to) and review of the documents and information referenced herein and in the exhibits and schedules to this Agreement prior to its execution hereof. The provisions of this Paragraph 15 shall survive Closing hereunder.

     16.  Brokers.

          (a) Sellers represent to Buyer that Sellers have dealt with no real estate broker, dealer or salesman in connection with the subject transaction other than Atlantic American Group, Inc. (through their agent Orme Miller) ("Broker"), whose remuneration Sellers, in accordance with the Broker's Acknowledgment attached hereto, have agreed to pay. Buyer represents to Sellers that Buyer has dealt with no real estate brokers, dealers or salesmen in connection with the subject transaction other than Broker.

          (b) Sellers shall and hereby agree to indemnify, defend, and hold Buyer harmless from and against any loss, damage, or claim resulting from a breach of the representations of Sellers set forth in Paragraph 16(a) hereof and for any claim of commission which any other broker might make against Buyer because of its dealings with Seller. Buyer shall and hereby agrees to indemnify, defend and hold Sellers harmless from and against any loss, damage, or claim resulting from the breach of the representations of Buyer set forth in Paragraph 16(a) hereof and for any claim of commission which any other broker might make against Sellers because of its dealings with Buyer.

          (c)  The provisions of this Paragraph 16 shall survive
Closing hereunder, or any other termination of this Agreement.

     17. Notices. All notices, demands, requests or communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given or served and shall be effective upon being deposited in the United States mail, postage prepaid and certified with return receipt requested, upon delivery by an internationally recognized overnight delivery service, or upon the date of receipt of a telecopy which is received any business day on or before 5 P.M. in the location of receipt or on the next day after receipt if received by telecopy after 5 P.M. on any business day; provided, however, the time period in which a response to any notice, demand or request must be given shall commence on the next business day after such posting. Any such notice, demand, request or communication if given to Sellers shall be addressed as follows:

To the Sellers:          c/o Radnor Development Corporation
                         501 N. A1A, Suite 204
                         Jupiter, FL   33477
                         Attention: Stephen H. Osburn
                         Telephone No.: 407-746-0197
                         Telecopy No.: 407-575-9819

     With a copy to:     Blank, Rome, Comisky, & McCauley
                         1200 Four Penn Center Plaza
                         Philadelphia, PA   19103
                         Attention: Matthew J. Comisky, Esquire
                         Telephone No.: 215-569-5678
                         Telecopy No.: 215-569-5555

and, if given to Buyer, shall be addressed as follows:

To the Buyer:            200 Galleria Parkway, Suite 1400
                         Atlanta, GA   30339
                         Attention: Lee A. Harris, Esquire
                         Telephone No.: 404-955-4406
                         Telecopy No.: 404-988-8773


     18. Successors and Assigns. Buyer may not assign this Agreement or any rights herein or any portion hereof without the prior written consent of Sellers, which may be withheld for any reason or for no reason.

     19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instruments.

     20. Time of the Essence. Time is of the essence of this Agreement. If any time period or date ends on a day or time which is not a Business Day, such period shall be extended to the same time on the next Business Day.

     21. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation of this Agreement.

     22. Captions and Recitals. The captions contained herein are not a part of this Agreement and are included solely for the convenience of the parties.

     23. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the acquisition of the Property, all prior negotiations between the parties are merged by this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement, or any other agreement referred to herein, shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

     24.  Miscellaneous.

          (a) Subject to the provisions of Paragraph 27(b)(2), neither this Agreement nor any memorandum thereof shall be recorded in the Public Records of Broward County, Florida or in any other office or place of record, and the placement of this Agreement or any memorandum hereof in any place of record shall automatically render this Agreement null and void.

          (b) The parties acknowledge and agree that the Escrow Agent shall have the right to interplead with the Courts in and for the Broward County, Florida, all or any portion of the Deposit received by it pursuant to this Agreement in the event of any dispute concerning the Deposit. The parties further agree to equally indemnify, defend and save the Escrow Agent harmless from any claims or damages incurred by it (including reasonable attorneys' fees and costs) arising from the performance of its duties as escrow agent hereunder. This indemnification shall survive the Closing or other termination of this Agreement. The Escrow Agent shall have no liability with regard to any duty as escrow agent under this Agreement, nor be responsible for the loss of any monies held by it, except in the event of willful misconduct or gross negligence on the part of the Escrow Agent. Notwithstanding its duties as an escrow agent, Escrow Agent shall have the right to represent the Sellers or Buyer in connection with this transaction.

          (c) Upon Sellers' execution of this Agreement, Sellers shall not thereafter execute any letter of understanding, letter of intent or other agreement on behalf of Sellers (or either of them) with any other potential purchaser of the Property unless and until either Buyer has defaulted in its obligations under this Agreement, or Sellers or Buyer have terminated this Agreement in accordance with the terms and provisions hereof.

     25.  Governing Law; Venue.

          (a) This Agreement is being delivered and is intended to be performed in the State of Florida, and the laws of the State of Florida shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of this Agreement.

          (b) With regard to any litigation arising out of or involving this Agreement, each party hereto: (1) irrevocably submits to the jurisdiction of the state and federal courts of the State of Florida and agrees and consents to service of process being made upon it in any legal proceeding arising out of or in connection herewith by service of process provided by Florida law; (2) irrevocably waives, to the fullest extent permitted by law, any objection which it now or hereafter may have to the laying of venue of any litigation arising out of or in connection with this Agreement brought in the United States District Court for the Southern District of Florida or in the Circuit Court in and for Broward County, Florida; (3) irrevocably waives any claims that any litigation brought in any such court has been brought in an inconvenient forum; (4) irrevocably consents to the service of process out of the aforementioned court in any such litigation by the delivery of copies thereof in accordance with the notice provisions set forth in this Agreement, to such party at its address set forth herein; and
(5) irrevocably agrees that any legal proceeding against any party hereto arising out of or in connection with this Agreement shall be brought in either the United States District Court for the Southern District of Florida or in the Circuit Court in and for Broward County, Florida.

     26. Attorneys' Fees. If any action or dispute arises related to or as a result of this Agreement, the prevailing party shall be entitled to recover court costs and fees of attorneys and professional assistants (whether in court or out), through all appellate levels and in any administrative or arbitration hearings.

     27.  Confidentiality.

          (a) Except with the prior written consent of the other, neither Sellers nor Buyer shall make any public disclosure, including any publication, radio or television announcements or other similar form of disclosures, except with the prior written consent of the other, of any information concerning the Purchase Price for the Property, and/or any information concerning the condition of the Property or of the financial terms and considerations of the underlying transaction. Furthermore, all parties shall exercise its best efforts to require that its employees and agents comply with the foregoing.

          (b)  Notwithstanding the foregoing in Paragraph 27(a):
(1) Sellers agree to cooperate with Buyer in the issuance of a press release concerning Buyer's proposed acquisition of the Property pursuant to this Agreement, and agrees not to unreasonably withhold their consent to any such press release;
(2) Buyer shall be permitted to disclose information to the United States Securities and Exchange Commission and/or the New York Stock Exchange in connection with its making required disclosures; and (3) Buyer shall be permitted to disclose information to such other parties to the extent required by law.

     28.  Estoppel Certificates.

          (a) (1) Sellers shall request estoppel certificates in substantially the forms set forth on Exhibits "M-1" and "M-2", as such forms may be modified on an individual basis to comport with the circumstances of an individual tenancy (a "Tenant Estoppel"), from each of the Tenants under the Leases, and Sellers shall contemporaneously deliver to Buyer true, correct and complete copies of all Leases (and any riders, amendments and side letters modifying any business terms thereof) attached to the Tenant Estoppels. Sellers shall not be required to obtain and deliver to Buyer a Tenant Estoppel from a Tenant whose lease expires prior to the Closing Date.

               (2) Sellers shall use commercially reasonable efforts to deliver on or before the Closing Date a Tenant Estoppel from all Tenants. In conjunction therewith, Sellers shall be required to deliver to Buyer, within five (5) days prior to the Closing Date, a Tenant Estoppel from at least: (a) all Anchor Tenants, and (b) all other Tenants (other than Anchor Tenants) leasing at least seventy percent (70%) of the remaining leased square footage in the Property under the Leases (collectively, the "Estoppel Standard").

               (3) If Sellers fail to deliver Tenant Estoppels sufficient to satisfy the Estoppel Standard within five (5) days prior to the Closing Date, then Buyer shall either (i) accept the Tenant Estoppels delivered to Buyer (along with Sellers' Estoppels for the remaining Tenants to be delivered at Closing), and the parties shall proceed to Closing without abatement of the Purchase Price, subject and pursuant to the other terms of this Agreement, or (ii) terminate this Agreement by giving notice to Sellers at least one (1) day prior to the Closing Date. If Buyer duly exercises such right of termination, Escrow Agent shall return the Deposit to Buyer, this Agreement shall be null and void, and neither party shall have any further obligations hereunder. If Buyer fails to notify Seller as provided above or does not duly exercise such right to terminate this Agreement, Buyer shall be deemed to have waived its right to do so and Closing shall occur as described in this Agreement, without postponement or reduction of the Purchase Price.

               (4) If Sellers satisfy the Estoppel Standard but do not obtain Tenant Estoppels from all Tenants under the Leases, both Countryside and Westgate, to the extent applicable, shall provide to Buyer their own estoppel in substantially the forms set forth on Exhibits "M-3" and "M-4" (respectively the "Countryside Estoppel" and "Westgate Estoppel", and sometimes referred to collectively as the "Sellers' Estoppels") for all of the Tenants under the Leases as to which Sellers do not deliver a Tenant Estoppel. The Countryside Estoppel and Westgate Estoppel shall survive for a period expiring on the earlier of (a) the date Sellers deliver to Buyer a Tenant Estoppel from the appropriate tenant substantiating the information set forth in the applicable Sellers' Estoppel, (b) the date the applicable Lease expires, or (c) six (6) months from the Closing Date.

               (5) Buyer specifically releases Sellers from all liability and obligation whatsoever if any of the Tenants modifies the form of, or refuses to execute or provide all of the information required by, the Tenant Estoppel. Sellers make no representation or warranty whatsoever, express or implied, as to the content, completeness or accuracy of any of the information set forth in any Tenant Estoppel.

          (b) The procedure set forth in this Section 28 shall be Buyer's sole rights and remedies with regard to any such objections. Buyer shall have no right to take any other action or assert any claim or cause of action against Sellers based upon any such objection.

          (c) The parties hereto acknowledge that Sellers shall not be required to obtain more than one set of estoppel letters for the benefit of Buyer.

     29. Sellers' Liability. Anything contained in this Agreement to the contrary notwithstanding, Sellers' aggregate liability hereunder shall not exceed the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), except with regard to the matters set forth in Paragraph 6 and to matters specifically set forth in the Deeds, Bills of Sale, Assignments and Sellers' Estoppels which are intended to survive Closing hereunder.

     30.  Buyer's Audit/Accounting for CAM Charges.

          (a) Sellers acknowledge that Buyer may be required by the Securities and Exchange Commission to file audited financial statements for the year 1993 with regard to the Property.
Sellers shall (i) cooperate with Buyer, its counsel, accountants, agents and representatives, provide them with access to Sellers' books and records with respect to the ownership, management, maintenance and operation of the Property for the year 1993, and permit them to copy the same, (ii) execute a form of "rep" letter satisfactory to Sellers as may be requested by Buyer's accountants, and (iii) furnish Buyer with such additional information concerning the same as Buyer may reasonably request. Any such audit must be completed within sixty (60) days after the Closing, and Buyer will pay the costs associated with any such audit. The terms of this Paragraph 30 shall survive closing hereunder for a period of sixty (60) days.

          (b) Sellers shall deliver to Buyer, within ninety (90) days from the Closing Date, statements prepared by or on behalf of Sellers setting forth the actual amount of the CAM Charges for the Countryside Property and the Westgate Property, respectively, for the period commencing January 1, 1994, and ending on the Closing Date, along with appropriate supporting documentation to substantiate the statements and evidence of billing to Tenants.

     31. Hart-Scott-Rodino Filing. If Buyer and/or Sellers reasonably conclude that a filing is required by federal law to comply with the requirements of Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), then Sellers and Buyer shall promptly file the Notifications and Report Forms required of both under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice with respect to the transactions contemplated by this Agreement. Seller and Buyer shall each notify the other when such Notifications and Report Forms have been filed, and each party shall be responsible for their independent costs associated with obtaining the necessary waivers or approvals concerning such filing.

     32.  Westgate Dry Cleaning Escrow.

          (a) The parties acknowledge and agree that a portion of the Purchase Price in the amount of Fifty Thousand Dollars ($50,000) ("Dry Cleaning Escrow Holdback") shall be delivered to Escrow Agent at Closing to be held in an interest-bearing escrow account in a bank or other financial institution for the purpose of addressing Buyer's concerns regarding possible contamination on the Westgate Property arising from the operation of a dry cleaning operation thereon. The Dry Cleaning Escrow Holdback, along with all interest accrued thereon, shall be returned to Westgate at such time as the Florida legislature approves a program providing amnesty for similar problems of dry cleaning operations in shopping centers (a version of which is currently under consideration), and is available for use in connection with the Westgate Center. If, within two (2) years from the Closing Date, the amnesty legislation is: (1) not approved, or (2) is approved but does not address the similar problem of dry cleaning operations in shopping centers, or (3) is approved but provides only a partial (and not complete) amnesty (e.g., a limited clean-up obligation is imposed), and Buyer reasonably believes remediation (i.e., removal of contaminents) is required to alleviate the possible contamination, then portions of the Dry Cleaning Escrow Holdback may be distributed by Escrow Agent to Buyer up to a maximum of the Dry Cleaning Escrow Holdback (as evidenced by back-up delivered by Buyer to Escrow Agent and Westgate), with any excess amounts to be returned to Westgate.
At Closing, Buyer and Westgate shall execute an escrow agreement with Escrow Agent substantially similar to the form which is attached hereto as Exhibit "N-3".

          (b)  All or any interest earned on the Dry Cleaning
Escrow Holdback shall accrue to the benefit of Sellers, and be payable to Sellers unless Buyer is entitled thereto pursuant to the terms of Paragraph 32(a) above.

          (c)  From and after the Closing Date, Buyer shall:
(1) release Westgate from any liability regarding the possible contamination on the Westgate Property arising from the operation of a dry cleaning operation thereon and agrees not to sue Westgate in connection therewith, and (2) indemnify, defend and hold Westgate harmless from and against any and all claims, costs, suits, fires, expenses or liability whatsoever, including Westgate's attorneys' fees, in connection with any claims regarding possible contamination on the Westgate Property arising from the operation of a dry cleaning operation thereon and the possible contamination.

          (d)  The parties acknowledge and agree that the entire
Dry Cleaning Escrow Holdback is allocated to the Westgate
Property.

          (e) For purposes thereof, the employer identification number of Westgate is 23-2250222.

          (f)  The provisions of this Paragraph 32 shall survive
Closing hereunder.

     33. Radon Testing. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from any county public health unit. Buyer acknowledges that Sellers have not tested the Property for the potential production of radon gas, and Sellers make no representation to Buyer of the existence or non-existence of the potential for production of radon gas from the Property.

     34. Acceptance Date. This Agreement shall be null and void and of no further force and effect unless a copy of the same executed by Seller and Buyer are delivered to Buyer and Seller by the close of business on May 31, 1994.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have duly executed this Agreement as of the day and year first above stated.


WITNESS:                      SELLERS:

                              COUNTRYSIDE SHOPS,
                               a Florida general partnership

                              By:  RADNOR/COOPER CITY
                                   CORPORATION, a Delaware
                                   corporation

/s/DANA M. KIRK                    By: /s/STEPHEN H. OSBURN
- - -----------------                      --------------------
                                        STEPHEN H. OSBURN,
                                         President

/s/SUSAN L. CASAS                       [Corporate Seal]
- - -----------------

                                  Date of Execution: May 31, 1994

                              WESTGATE SQUARE,
                               a Florida general partnership

                              By:  RADNOR/WESTON CORPORATION,
                                   a Delaware corporation

/s/DANA M. KIRK                    By: /s/STEPHEN H. OSBURN
- - -----------------                      --------------------
                                        STEPHEN H. OSBURN,
                                         President

/s/SUSAN L. CASAS                       [Corporate Seal]
- - -----------------

                                  Date of Execution: May 31, 1994

WITNESS:                      BUYER:

                              IRT PROPERTY COMPANY,
                               a Georgia corporation

/s/MARY M. THOMAS             By: /s/DONALD W. MACLEOD
- - -----------------                 --------------------
                                   DONALD W. MACLEOD,
                                   Chairman and President

/s/LEE A. HARRIS                        [Corporate Seal]
- - -----------------

                                  Date of Execution: May 31, 1994

                            BROKER'S ACKNOWLEDGEMENT

     ATLANTIC AMERICAN GROUP, INC. ("Broker") hereby consent and agree to the terms and provisions of Section 16 of the Agreement of Sale (the "Agreement") by and among IRT PROPERTY COMPANY, a Georgia corporation, as buyer ("Buyer"), and WESTGATE SQUARE, a Florida general partnership ("Westgate") and COUNTRYSIDE SHOPS, a Florida general partnership ("Countryside"), as sellers (Westgate and Countryside being sometimes hereinafter referred to collectively as "Sellers"), to which this Broker's Acknowledgement is attached, and represent and warrant to Seller and Buyer as follows:

          (1) To its best knowledge there are no other brokers involved in connection with this transaction other than Broker;

          (2) Buyer (as defined in the Agreement) shall under no circumstances have any liability to Broker for any brokerage fees or commissions in connection with the Agreement or the transactions contemplated therein;

          (3) That Broker shall be entitled to receive a brokerage commission in the amount of Two Hundred Fifty-Three Thousand Dollars ($253,000), less such sums previously paid by Seller to Broker for all work preformed in connection with this transaction, at the time of and if and only if the purchase of Property is consummated ("Commission");

          (4) The Commission shall only be deemed to have been earned by Broker if, as and when the Closing occurs and title to Property actually passes from Sellers to Buyer, and if for any reason whatsoever the sale of the Property does not take place, then in any such event Broker shall not have earned, shall not be deemed to have earned and shall not be entitled to receive any compensation whatsoever relating to the sale of the Property, and in any such event, Sellers are hereby released from any and all claims of every kind and nature whatsoever that Broker may have against Seller; and

          (5)  The Commission payable to Broker shall be the only
Commission payable to Broker in connection with the sale and purchase of the Property under the terms of the Agreement.

     IN WITNESS WHEREOF, Brokers have executed this
Acknowledgment as of the date indicated below.


                              ATLANTIC AMERICAN GROUP, INC.,
                               a Florida corporation

                              By:  /s/ORME MILLER
                                   ----------------------
                                   ORME MILLER, President

                                        [Corporate Seal]


                                        Date: May 31, 1994

                               INDEX OF EXHIBITS



     EXHIBIT "A-1"  -    Legal Description of the Countryside
                         Property

     EXHIBIT "A-2"  -    Legal Description of the Westgate
                         Property

     EXHIBIT "B"    -    Schedules of Contracts

     EXHIBIT "C"    -    Schedules of Leases

     EXHIBIT "D"    -    Schedules of Licenses

     EXHIBIT "E"    -    Lists of Permitted Exceptions

     EXHIBIT "F"    -    Bills of Sale

     EXHIBIT "G"    -    Tax Schedules

     EXHIBIT "H"    -    Special Warranty Deeds

     EXHIBIT "I"    -    Assignments

     EXHIBIT "J"    -    Affidavit of No Liens

     EXHIBIT "K"    -    Litigation Schedules

     EXHIBIT "L"    -    Affidavits of Non-Foreign Citizenship

     EXHIBIT "M"    -    Forms of Estoppel Certificate

     EXHIBIT "N"    -    Escrow Agreements with Escrow Agents

     EXHIBIT "O"    -    Use Restriction Agreements with Shell
                         Oil Company and Chase Federal Savings
                         Bank